Exhibit (h)(iii)

FORM OF APPENDIX A

LIST OF PORTFOLIOS

The Arbitrage Fund
The Arbitrage Event-Driven Fund
The Arbitrage Credit Opportunities Fund
The Arbitrage Tactical Equity Fund